UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 22, 2005
Commission File Number 1-13873

STEELCASE INC.

Michigan	38-0819050
(State of incorporation)	(IRS employer identification number)

901 44th Street SE
Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)
(616) 247-2710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
On November 22, 2005, Steelcase Inc. executed the 2007-1 Amendment (the “Amendment”) to the Steelcase Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).
The Deferred Compensation Plan was amended to allow participants, effective January 1, 2006, to reduce the time period during which their election to defer base salary and/or bonuses must remain in effect from the five plan years beginning after the election to the single plan year beginning after the election. Participants may choose to change their elections during the election period preceding each plan year, but will not be required to do so if they want their election to remain in effect for future plan years.
In addition, the Amendment allows participants to make a special, one-time election as permitted by Internal Revenue Code Section 409A. Participants are allowed to make a special, one-time election by December 15, 2005 to receive a distribution of all or a portion of the amount credited to their accounts in the Deferred Compensation Plan on November 30, 2005. Payments to participants who make this special election will be made by December 31, 2005.
The Amendment is attached as Exhibit 10.01 and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.01	2007-1 Amendment to the Steelcase Inc. Deferred Compensation Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steelcase Inc.

Date: November 22, 2005	/S/ James P. Keane

James P. Keane
Senior Vice President,
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.01	2007-1 Amendment to the Steelcase Inc. Deferred Compensation Plan